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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (S-3 No. 333-51204) of WatchGuard Technologies, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-84081) pertaining to the WatchGuard Technologies, Inc. 1999 Employee Stock Purchase Plan and the WatchGuard Technologies, Inc. 1996 Stock Incentive Compensation Plan, in the Registration Statement (Form S-8 No. 333-43562) pertaining to the 2000 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-51196) pertaining to the 2000 Qiave Stock Option Plan of our report dated January 26, 2001 with respect to the consolidated financial statements and schedule of WatchGuard Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          ERNST & YOUNG LLP

Seattle Washington
March 26, 2001